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                                  EXHIBIT 23.1
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                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Roberds, Inc. on Form S-8 of our report dated February 21, 1996, appearing in the Annual Report on Form 10-K of Roberds, Inc. for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Dayton, Ohio
January 10, 1997